EXHIBIT 99.1
FOR RELEASE on March 9, 2007 at 7:30 am (EST)

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Craig T. Davenport, CEO
Allen & Caron, Inc.	Allen & Caron, Inc.	Michael R. Rodriguez, CFO
(949) 474-4300	(949) 474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	(949) 450-5400
www.allencaron.com	www.allencaron.com	www.endocare.com
ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
Achieves 31 Percent Domestic Procedure Growth in Quarter,
Gross Margins Increase to 63 Percent on Continued Procedure Mix Shift
IRVINE, CA (March 9, 2007) . . . Endocare, Inc. (OTCBB: ENDO), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation, today reported that the number of domestic cryoablation procedures increased, gross margins continued to trend higher, and operating and net losses narrowed in the fourth quarter ended December 31, 2006. Results from continuing operations exclude the results of the Timm Medical unit, which was divested in February 2006.
     For the quarter, the estimated number of domestic cryoablation procedures performed grew more than 31 percent to 2,220 from 1,690 in the prior-year period. For the year, the estimated number of domestic cryoablation procedures totaled 7,802 or nearly 22 percent higher than in 2005.
     Total revenues from continuing operations for the fourth quarter were $7.1 million, with cryoablation disposable product sales accounting for 78 percent of total procedures. In the fourth quarter of 2005, total revenues were $7.5 million, and cryoablation disposable product sales accounted for 32 percent of total procedures. Total revenues from continuing operations for full-year 2006 were $28.0 million, compared to $28.3 million for 2005.
     Endocare Chief Executive Officer Craig T. Davenport said, “Procedure growth remained strong throughout 2006 and concluded with an exceptional fourth quarter, positioning Endocare very well to execute our 2007 business plan. Historically, as we have shared with investors previously, our procedural growth does vary from quarter to quarter and we believe we will continue to see quarter to quarter differences in growth rates as experienced in the past. Our sales team continued to increase both usage with our established base of physicians and increase adoption by training 152 new cryosurgeons during the year. From a broader perspective, we believe our revenue mix shift toward cryoablation disposable product sales is almost complete, and while total revenues lagged the growth rate of procedures in 2006, we believe that revenues will begin to more closely correlate to procedure growth late in 2007. This shift toward higher sales of cryoablation disposable products reflects our ongoing strategy to focus on higher-margin product sales and away from lower-margin services.”
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ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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     From continuing operations, gross margins for the quarter increased to 63 percent, compared to 49 percent in the fourth quarter of 2005 and improved sequentially from 60 percent in the third quarter of 2006. Gross margins were higher due to the higher proportion of product sales to total revenues and further reductions in manufacturing costs. Gross margins for the year were 56 percent, compared to 44 percent for 2005.
     Operating expenses from continuing operations for the fourth quarter of 2006 were $8.4 million, including $900,000 in non cash stock compensation expense, compared to $7.5 million in the fourth quarter of 2005 and $7.5 million in the third quarter of 2006. Loss from continuing operations for the quarter was $3.0 million, or $0.10 loss per share. For the fourth quarter of 2005, loss from continuing operations was $2.1 million, or $0.07 loss per share.
     For 2006, operating expenses from continuing operations were $31.1 million, compared to $29.2 million in 2005. Net loss for the year was $10.8 million, or $0.36 loss per share, and included income from discontinued operations of $311,000, or $0.01 income per share, compared to a net loss of $13.7 million, or $0.47 loss per share, which included income from discontinued operations of $1.2 million, or $0.04 income per share, in 2005.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which excludes FASB 123R stock compensation expense, was a loss of $2.6 million for the fourth quarter of 2006, compared to a loss of $2.5 million for the fourth quarter of 2005. A reconciliation of the differences between the GAAP net losses and the adjusted EBITDA losses is included in an accompanying table.
     Chief Financial Officer Michael R. Rodriguez said, “Net cash used in operations of $3.7 million for the quarter was affected by a $900,000 increase in net receivables which was received early in the first quarter of 2007. We expect gross margins to continue to improve in future periods, as disposable product sales remain the predominant contributor to revenues.”
     The balance sheet as of December 31, 2006 showed cash and cash equivalents of $1.8 million, total assets of $16.2 million, and total stockholders’ equity of $4.9 million. Rodriguez also noted that the company had access to an additional $3.3 million under its line of credit with Silicon Valley Bank as of December 31, 2006 and also has continuing access to funds under its stock purchase agreement announced in October 2006.
Conference Call
     As previously announced, Endocare will host a conference call today, March 9, 2007, to discuss the Company’s results for its fourth quarter ended December 31, 2006. The call will take place at 10:30 a.m. (Eastern) and will be broadcast live over the Internet. Web participants are encouraged to go to the Company’s website (www.endocare.com/investors/webcasts.php) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately following the conference call at www.endocare.com/investors/webcasts.php.
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ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains and the related conference call will include, the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding FASB 123R stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver.
     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, the following items: we have a limited operating history with significant losses and expect losses to continue for the foreseeable future; we may require additional financing to sustain our operations and without it we may not be able to continue operations; we expect that, despite our financing arrangements with Fusion Capital and Silicon Valley Bank, our independent auditor will issue a qualified opinion, to the effect that there is a substantial doubt about our ability to continue as a going concern; the sale of our common stock to Fusion Capital may cause dilution and the sale of the shares of common stock acquired by Fusion Capital could cause the price of our common stock to decline; our business may be materially and adversely impacted by the loss of our largest customer or the reduction, delay or cancellation of orders from this customer or if this customer delays payment or fails to make payment; we may be required to make state and local tax payments that exceed our settlement estimates; we may incur significant expenses in the future as a result of our obligation to pay legal fees for and otherwise indemnify former officers and former directors in connection with the ongoing governmental proceedings involving them; uncertainty relating to third party reimbursement; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of our products; the risk that intense competition and rapid technological and industry change may make it more difficult for us to achieve significant market penetration; and uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company’s technology. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.
TABLES FOLLOW

ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended Dec. 31,
	2006	2005
Total revenues	$7,120	$7,481

Costs and expenses:
Cost of revenues	2,644	3,819
Research and development	714	631
Selling and marketing	3,797	3,210
General and administrative	3,844	3,676

Total costs and expenses	10,999	11,336

Loss from operations	(3,879)	(3,855)
Interest expense, net	794	925

Loss from continuing operations before taxes	(3,085)	(2,930)
Tax benefit on continuing operations	41	829

Loss from continuing operations	(3,044)	(2,101)
Income (loss) from discontinued operations	65	(416)

Net loss	$(2,979)	$(2,517)

Net income (loss) per share — basic and diluted:
Continuing operations	$(0.10)	$(0.07)
Discontinued operations	—	(0.01)
Weighted average shares of common stock outstanding:	30,532	30,081
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ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Year Ended Dec. 31,
	2006	2005
Total revenues	$27,990	$28,274

Costs and expenses:
Cost of revenues	12,343	15,738
Research and development	2,781	2,283
Selling and marketing	15,195	13,001
General and administrative	13,107	13,858
Impairment charge	—	26

Total costs and expenses	43,426	44,906

Loss from operations	(15,436)	(16,632)
Interest income	452	308
Interest expense	3,716	657

Loss from continuing operations before taxes	(11,268)	(15,667)
Tax benefit on continuing operations	192	829

Loss from continuing operations	(11,076)	(14,838)
Income from discontinued operations	311	1,159

Net loss	$(10,765)	$(13,679)

Net income (loss) per share — basic and diluted:
Continuing operations	$(0.37)	$(0.51)
Discontinued operations	0.01	0.04
Weighted average shares of common stock outstanding:	30,253	28,978
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ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2006	2005	2006	2005
GAAP loss from continuing operations	$(3,044)	$(2,101)	$(11,076)	$(14,838)

Add:
Depreciation	211	312	981	1,727
Amortization of intangibles	138	134	555	552
Less: (Negative) interest expense	(775)	(852)	(3,716)	(657)

Subtotal	(426)	(406)	(2,180)	1,622

Add: Stock compensation expense	859	2	2,797	51

EBITDA (without stock compensation expense)	$(2,611)	$(2,505)	$(10,459)	$(13,165)

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ENDOCARE REPORTS 2006 FOURTH QUARTER AND TWELVE-MONTH FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,811	$8,108
Accounts receivable, net	4,161	3,549
Inventories, net	2,260	2,462
Prepaid expenses and other current assets.	1,284	1,213
Assets of discontinued operations	—	9,624

Total current assets	9,516	24,956

Property and equipment, net	1,040	1,794
Intangibles, net	3,613	4,167
Investments and other assets	2,077	1,320

Total assets	$16,246	$32,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,393	$4,384
Accrued compensation	3,000	3,614
Other accrued liabilities	3,594	4,925
Liabilities of discontinued operations	—	1,461

Total current liabilities	9,987	14,384

Deferred compensation	74	—
Common stock warrants	1,307	5,023

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 30,679 and 30,089 issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	31	30
Additional paid-in capital	181,289	178,477
Accumulated deficit	(176,442)	(165,677)

Total stockholders’ equity	4,878	12,830

Total liabilities and stockholders’ equity	$16,246	$32,237

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